                      SUPPLEMENT DATED SEPTEMBER 3, 2001
                      TO PROSPECTUS DATED MAY 1, 2001 FOR
                    KEMPER INVESTORS LIFE INSURANCE COMPANY

--------------------------------------------------------------------------------

                INDIVIDUAL AND GROUP VARIABLE, FIXED AND MARKET
                   VALUE ADJUSTED DEFERRED ANNUITY CONTRACTS

--------------------------------------------------------------------------------

                             ZURICH PREFERRED PLUS
                                   Issued By
                   KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
                                      and
                    KEMPER INVESTORS LIFE INSURANCE COMPANY

This Supplement amends your Prospectus and describes new optional death and income benefit features available under your Contract. Please read this Supplement carefully and keep it with your Prospectus for future reference.

The third paragraph on page 5 under the section entitled "SUMMARY" appearing on pages 4 and 5 of the Prospectus is hereby modified to read as follows:

     Contract charges include:

     .  mortality and expense risk charges,

     .  administration expenses,

     .  records maintenance charge,

     .  Withdrawal Charges,

     .  applicable premium taxes,

     .  death benefit charges (optional),

     .  income benefit charge (optional), and

     .  MIAA expense charge (optional)

The following text is hereby added to the table entitled "SUMMARY OF EXPENSES" immediately following "Maximum Quarterly Records Maintenance Charge" appearing on page 6 of the Prospectus:

      Interest Rate Adjustment Factor..............................2.00%

          This factor is a part of the formula we use to determine the present value of the remaining annuity payments under a period certain variable annuity option if you elect to commute such payments under the optional Guaranteed Retirement Income Benefit. 2% is the highest percentage adjustment. The actual rate will depend on the number of years remaining in the period certain (See "Guaranteed Retirement Income Benefit").

The following new section is hereby added immediately following the section entitled "Separate Account Annual Expenses (as a percentage of average daily account value)" in the table entitled "SUMMARY OF EXPENSES" appearing on page 6 of the Prospectus:



Optional Benefit Annual Expenses
(as a percentage of average daily account value)
Guaranteed Minimum Death Benefit Charge..................................................................       0.15%
Earnings Based Death Benefit Charge (issue ages 0-80)....................................................       0.20%
Earnings Based Death Benefit Charge (issue ages 81 and higher)...........................................       0.85%
Guaranteed Retirement Income Benefit Charge..............................................................       0.40%+
Total Maximum Optional Benefit Annual Expenses...........................................................       1.40%

+ The Guaranteed Retirement Income Benefit Charge is 0.30% if you elect a ten-year waiting period. This charge is 0.40% if you elect a seven-year waiting period.

The paragraph immediately following "Table 1a" appearing on page 8 of the Prospectus is hereby modified to read as follows:


     If you surrender your Contract, you would pay the following expenses on a $1,000 investment, assuming:

          .  5% annual return on assets,

          .  the current .50% administration charge,

          .  you did not elect any optional death or income benefit,

          .  you did not participate in the optional MIAA program, and

          .  the current level of fund expenses for all years shown.

The paragraph immediately following "Table 2a" appearing on page 10 of the Prospectus is hereby modified to read as follows:

     If you surrender your Contract, you would pay the following expenses on a $1,000 investment, assuming:

          .  5% annual return on assets,

          . the maximum .70% administration charge (we reserve the right to charge),

          .  you did not elect any optional death or income benefit,

          .  you did not participate in the optional MIAA program, and

          .  the current level of fund expenses for all years shown.

"Table 3a" appearing on page 12 of the Prospectus is hereby replaced in its entirety with the following new Table 3a:

     Table 3a

     If you surrender your Contract, you would pay the following expenses on a $1,000 investment, assuming:

          .  5% annual return on assets,

          .  the current .50% administration charge,

          .  you elect the optional Guaranteed Minimum Death Benefit,

          . you elect the optional Earnings Based Death Benefit, assuming Owner age is 81 or higher,

          .  you elect the optional Guaranteed Retirement Income Benefit,

          . you participate in the optional MIAA program with a .50% MIAA expense, and

          .  the current level of fund expenses for all years shown.

     The example assumes that any fund expense caps, waivers or reimbursement arrangements described in the footnotes above are in effect for the time periods presented below. The example does not include any taxes or tax penalties you may be required to pay if you surrender your Contract.

 ----------------------------------------------------------------------------------------------------------------------------------

                                                              EXAMPLE

 ----------------------------------------------------------------------------------------------------------------------------------

Subaccount                                                             1 year            3 years           5 years      10 years
----------                                                             ------            -------           -------      --------
 Scudder Capital Growth                                                 $125               $197              $260         $421
 Scudder International                                                   130                210               281          461
 Scudder Bond                                                            126                200               264          428
 Scudder Money Market                                                    126                200               264          428
 Scudder Technology Growth                                               128                206               275          449
 Scudder Total Return                                                    126                201               265          431
 Scudder High Yield                                                      127                202               269          437
 Scudder Growth                                                          127                202               267          435
 Scudder Government Securities                                           126                200               265          430
 Scudder Small Cap Growth                                                127                204               270          441
 Scudder Investment Grade Bond                                           127                202               268          436
 Alger American Growth                                                   128                205               274          446
 Alger American Small Capitalization                                     129                208               278          456
 Alger American MidCap Growth                                            129                207               276          451
 Janus Aspen Growth                                                      127                202               268          436
 Janus Aspen Aggressive Growth                                           127                202               268          435
 Janus Aspen Worldwide Growth                                            127                203               269          438
 Janus Aspen Balanced                                                    127                202               268          435
 Fidelity VIP Equity-Income                                              126                199               263          427
 Fidelity VIP Growth                                                     127                202               267          435
 Fidelity VIP II Index 500                                               128                205               272          444
 Fidelity VIP II Contrafund                                              127                202               268          435
 American Century VP Income & Growth                                     127                203               269          439
 American Century VP Value                                               130                211               283          464
 J.P. Morgan Small Company                                               132                215               289          476
 Credit Suisse Warburg Pincus Trust-Emerging Markets                     134                222               300          497
 Dreyfus Socially Responsible Growth                                     128                205               273          446
-------------------------------------------------------------------------------------------------------------------------------

"Table 3b" appearing on page 13 of the Prospectus is hereby replaced in its entirety with the following new Table 3b:

Table 3b

     Same assumptions as Table 3a above, except that you decide not to surrender your Contract at the end of each period.

-----------------------------------------------------------------------------------------------------------------------------------

                                                              EXAMPLE

-----------------------------------------------------------------------------------------------------------------------------------

Subaccount                                                             1 year            3 years           5 years      10 years
----------                                                             ------            -------           -------      --------
 Scudder Capital Growth                                                 $45               $125              $208          $421
 Scudder International                                                   50                139               230           461
 Scudder Bond                                                            46                128               212           428
 Scudder Money Market                                                    46                128               212           428
 Scudder Technology Growth                                               48                135               223           449
 Scudder Total Return                                                    46                129               213           431
 Scudder High Yield                                                      47                131               217           437
 Scudder Growth                                                          47                130               215           435
 Scudder Government Securities                                           46                129               213           430

 ----------------------------------------------------------------------------------------------------------------------------------

                                                              EXAMPLE

 ----------------------------------------------------------------------------------------------------------------------------------

Subaccount                                                             1 year            3 years           5 years      10 years
----------                                                             ------            -------           -------      --------
 Scudder Small Cap Growth                                                47                132               219           441
 Scudder Investment Grade Bond                                           47                131               216           436
 Alger American Growth                                                   48                134               222           446
 Alger American Small Capitalization                                     49                138               227           456
 Alger American MidCap Growth                                            48                136               224           451
 Janus Aspen Growth                                                      47                131               216           436
 Janus Aspen Aggressive Growth                                           47                131               216           435
 Janus Aspen Worldwide Growth                                            47                131               217           438
 Janus Aspen Balanced                                                    47                131               216           435
 Fidelity VIP Equity-Income                                              46                128               211           427
 Fidelity VIP Growth                                                     47                130               215           435
 Fidelity VIP II Index 500                                               48                133               221           444
 Fidelity VIP II Contrafund                                              47                131               216           435
 American Century VP Income & Growth                                     47                132               218           439
 American Century VP Value                                               50                141               232           464
 J.P. Morgan Small Company                                               52                145               239           476
 Credit Suisse Warburg Pincus Trust-Emerging Markets                     54                152               250           497
 Dreyfus Socially Responsible Growth                                     48                134               222           446
-------------------------------------------------------------------------------------------------------------------------------

          The purpose of the preceding tables is to assist you in understanding the various costs and expenses that an Owner in a Subaccount will bear directly or indirectly. The tables reflect expenses of the Separate Account and the Funds, as well as expenses you will incur under the optional MIAA program, the optional Guaranteed Minimum Death Benefit, the optional Earnings Based Death Benefit and the optional Guaranteed Retirement Income Benefit. If one or more of these features were not elected, the expense figures shown above would be lower. These tables do not reflect the expenses of the MVA Option. The tables are limited to disclosure with regard to the variable portion of the Contract. See "Contract Charges and Expenses" and "The MVA Option" for more information regarding the various costs and expenses. The Tables should not be considered to be a representation of past or future expenses and do not include the deduction of state premium taxes, which may be assessed before or upon annuitization. Actual expenses may be greater or less than those shown. ''Management Fees'' and ''Other Expenses'' in the ''SUMMARY OF EXPENSES'' for the Funds have been provided by the investment managers or advisers of the Funds and have not been independently verified. The Tables assume a 5% annual rate of return pursuant to requirements of the Securities and Exchange Commission. This hypothetical rate of return is not intended to be representative of past or future performance of any Subaccount. The Records Maintenance Charge is a single charge; it is not a separate charge for each Subaccount. In addition, the effect of the Records Maintenance Charge has been reflected by applying the percentage derived by dividing the total amounts of annual Records Maintenance Charge collected by the total net assets of all the Subaccounts in the Separate Account. The Tables also assume that all of the Contract Value in a particular Subaccount is in the MIAA program. See ''Contract Charges and Expenses'' for more information regarding the various costs and expenses.


"Table 4a" appearing on page 14 of the Prospectus is hereby replaced in its entirety with the following new Table 4a:

  Table 4a

  If you surrender your Contract, you would pay the following expenses on a $1,000 investment, assuming:

     .  5% annual return on assets,

     .  the maximum .70% administration charge (we reserve the right to charge),

        .  you elect the optional Guaranteed Minimum Death Benefit,

        . you elect the optional Earnings Based Death Benefit, assuming Owner age is 81 or higher,

        .  you elect the optional Guaranteed Retirement Income Benefit,

        . you participate in the optional MIAA program with a .50% MIAA expense, and

        .  the current level of fund expenses for all years shown.

     The example assumes that any fund expense caps, waivers or reimbursement arrangements described in the footnotes above are in effect for the time periods presented below. The example does not include any taxes or tax penalties you may be required to pay if you surrender your Contract.

-----------------------------------------------------------------------------------------------------------------------------------
                                                              EXAMPLE
-----------------------------------------------------------------------------------------------------------------------------------

 Subaccount                                                           1 year            3 years           5 years         10 years
 ----------                                                           ------            -------           -------         --------
 Scudder Capital Growth                                                 $127               $203              $269           $438
 Scudder International                                                   132                216               290            477
 Scudder Bond                                                            128                205               273            446
 Scudder Money Market                                                    128                205               273            446
 Scudder Technology Growth                                               130                212               284            466
 Scudder Total Return                                                    128                206               274            448
 Scudder High Yield                                                      129                208               278            454
 Scudder Growth                                                          129                207               276            452
 Scudder Government Securities                                           128                206               274            447
 Scudder Small Cap Growth                                                129                209               279            457
 Scudder Investment Grade Bond                                           129                208               277            453
 Alger American Growth                                                   130                211               282            463
 Alger American Small Capitalization                                     131                214               287            472
 Alger American MidCap Growth                                            130                212               285            467
 Janus Aspen Growth                                                      129                208               277            453
 Janus Aspen Aggressive Growth                                           129                207               277            452
 Janus Aspen Worldwide Growth                                            129                208               278            455
 Janus Aspen Balanced                                                    129                207               277            452
 Fidelity VIP Equity-Income                                              128                205               272            444
 Fidelity VIP Growth                                                     129                207               276            452
 Fidelity VIP II Index 500                                               130                210               281            461
 Fidelity VIP II Contrafund                                              129                207               277            452
 American Century VP Income & Growth                                     129                208               278            456
 American Century VP Value                                               132                217               292            481
 J.P. Morgan Small Company                                               133                221               298            493
 Credit Suisse Warburg Pincus Trust-Emerging Markets                     136                227               309            512
 Dreyfus Socially Responsible Growth                                     130                211               282            462
-----------------------------------------------------------------------------------------------------------------------------------

"Table 4b" appearing on page 15 of the Prospectus is hereby replaced in its entirety with the following new Table 4b:

Table 4b

     Same assumptions as Table 4a above, except that you decide not to surrender your Contract at the end of each period.

------------------------------------------------------------------------------------------------------
                                              EXAMPLE
------------------------------------------------------------------------------------------------------
 Subaccount                                                  1 year  3 years  5 years  10 years
 ----------                                                  ------  -------  -------  --------
 Scudder Capital Growth                                        $47     $131     $217      $438
 Scudder International                                          52      145      239       477
 Scudder Bond                                                   48      134      222       446
 Scudder Money Market                                           48      134      222       446
 Scudder Technology Growth                                      50      141      233       466
 Scudder Total Return                                           48      135      223       448
 Scudder High Yield                                             49      137      226       454
 Scudder Growth                                                 49      136      225       452
 Scudder Government Securities                                  48      135      222       447
 Scudder Small Cap Growth                                       49      138      228       457
 Scudder Investment Grade Bond                                  49      137      226       453
 Alger American Growth                                          50      140      231       463
 Alger American Small Capitalization                            51      143      237       472
 Alger American MidCap Growth                                   51      142      234       467
 Janus Aspen Growth                                             49      137      226       453
 Janus Aspen Aggressive Growth                                  49      136      225       452
 Janus Aspen Worldwide Growth                                   49      137      227       455
 Janus Aspen Balanced                                           49      136      225       452
 Fidelity VIP Equity-Income                                     48      133      221       444
 Fidelity VIP Growth                                            49      136      225       452
 Fidelity VIP II Index 500                                      50      139      230       461
 Fidelity VIP II Contrafund                                     49      136      225       452
 American Century VP Income & Growth                            49      138      227       456
 American Century VP Value                                      52      146      241       481
 J.P. Morgan Small Company                                      54      151      248       493
 Credit Suisse Warburg Pincus Trust-Emerging Markets            56      158      260       512
 Dreyfus Socially Responsible Growth                            50      140      231       462
------------------------------------------------------------------------------------------------------

      The purpose of the preceding tables is to assist you in understanding the various costs and expenses that an Owner in a Subaccount will bear directly or indirectly. The tables reflect expenses of the Separate Account and the Funds, as well as expenses you will incur under the optional MIAA program, the optional Guaranteed Minimum Death Benefit, the optional Earnings Based Death Benefit and the optional Guaranteed Retirement Income Benefit. If one or more of these features were not elected, the expense figures shown above would be lower. These tables do not reflect the expenses of the MVA Option. The tables are limited to disclosure with regard to the variable portion of the Contract. See "Contract Charges and Expenses" and "The MVA Option" for more information regarding the various costs and expenses. The Tables should not be considered to be a representation of past or future expenses and do not include the deduction of state premium taxes, which may be assessed before or upon annuitization. Actual expenses may be greater or less than those shown. "Management Fees" and "Other Expenses" in the "SUMMARY OF EXPENSES" for the Funds have been provided by the investment managers or advisers of the Funds and have not been independently verified. The Tables assume a 5% annual rate of return pursuant to requirements of the Securities and Exchange Commission. This hypothetical rate of return is not intended to be representative of past or future performance of any Subaccount. The Records Maintenance Charge is a single charge; it is not a separate charge for each

    Subaccount. In addition, the effect of the Records Maintenance Charge has been reflected by applying the percentage derived by dividing the total amounts of annual Records Maintenance Charge collected by the total net assets of all the Subaccounts in the Separate Account. The Tables also assume that all of the Contract Value in a particular Subaccount is in the MIAA program. See "Contract Charges and Expenses" for more information regarding the various costs and expenses.

The fourth paragraph under the section entitled "Performance Information" appearing on page 20 of the Prospectus is hereby modified to read as follows:

     "The Subaccounts' performance figures and Accumulation Unit values fluctuate. The standardized performance figures reflect the deduction of all expenses and fees, including a prorated portion of the Records Maintenance Charge, the current charge for the MIAA program, the Guaranteed Minimum Death Benefit rider, the Earnings Based Death Benefit rider and the Guaranteed Retirement Income Benefit rider. The nonstandardized performance figures reflect the deduction of all expenses and fees, excluding a prorated portion of the Records Maintenance Charge. The nonstandardized performance figures may include the current charge for the Guaranteed Minimum Death Benefit rider, the Earnings Based Death Benefit rider and the Guaranteed Retirement Income Benefit rider."

The fourth paragraph under the section entitled "E. Accumulation Unit Value." appearing on page 23 of the Prospectus is hereby modified to read as follows:

     (c) is the factor representing asset-based charges (the mortality and expense risk and administration charges plus any applicable charges for optional death or income benefits).

The following new sections are hereby added between the sections entitled "L. Death Benefit." and "M. Loans." appearing on page 27 of the Prospectus:

     M.  Guaranteed Minimum Death Benefit Rider.

       The Guaranteed Minimum Death Benefit Rider ("GMDB") is an optional Contract rider. Currently, the GMDB rider is offered only to Contracts issued on or after the date of this Supplement. We reserve the right to offer the GMDB rider to Contracts issued before that date. We may discontinue the offering of the GMDB rider at any time. The current charge for the GMDB rider is 0.15% of the Contract Value. The GMDB rider may not be available in all states.

       Currently, you may elect the GMDB rider only on the initial Contract application. You cannot elect the GMDB rider after the date we issue the Contract. Although you may elect the GMDB rider prior to October 1, 2001 it will not be effective until that date. If you elect the GMDB rider, we will not impose the 0.15% charge prior to October 1, 2001 nor will you receive any benefit under the GMDB rider prior to that date. If you elect the GMDB rider between May 1, 2001 and October 1, 2001, you may terminate coverage anytime prior to October 1, 2001. On or after October 1, 2001, GMDB coverage may not be terminated. On October 1, 2001, if you elected the GMDB rider, we will impose the 0.15% charge and we will calculate the subsequent GMDB benefit from that date.

       If you elect the GMDB rider, a death benefit will be paid to the designated Beneficiary upon the death of the Owner, or a Joint Owner, during the Accumulation Period. If the Owner is not a natural person, we will pay the death benefit upon the death of any Annuitant. We will pay the death benefit to the Beneficiary when we receive due proof of death. We will then have no further obligation under this Contract.

       We compute the death benefit at the end of the Valuation Period following our receipt of due proof of death and the return of this Contract. The proof may be a certified death Certificate, the written statement of a physician or any other written proof satisfactory to us. The amount of the death benefit will be equal to the greater of items (1), (2) or (3) listed below, minus Debt:

       (1) the Contract Value or, if greater, the amount that would have been payable in the event of a full surrender on the date of death;

     (2) the total amount of Purchase Payments minus an adjustment for withdrawals accumulated at 5.00% per year to the earlier of your 85th birthday or date of death, increased by Purchase Payments made from your 85th birthday to the date of death and decreased by any adjustments for withdrawals from your 85th birthday to the date of death; or

     (3) the greatest anniversary value immediately preceding the earlier of your 86th birthday or date of death, increased by Purchase Payments made since the date of the greatest anniversary value and decreased by any adjustments for withdrawals since that date. The anniversary value equals the Contract Value on each Contract anniversary during the Accumulation Period.

     An adjustment for a withdrawal is the sum of any amount available as a dollar for dollar reduction, and a proportionate reduction. The maximum dollar for dollar reduction is 5% of the Dollar for Dollar Base, less any prior dollar for dollar withdrawals in the Contract Year. The Dollar for Dollar Base is total premiums less withdrawals assessed a withdrawal charge and less any withdrawal charges. A proportionate reduction is applicable when the withdrawal and any withdrawal charges exceed the maximum dollar for dollar reduction. The proportionate reduction is the amount in (2) and/or (3), reduced by any dollar for dollar reduction, multiplied by (a) divided by (b), where:

     (a) is the withdrawal plus any withdrawal charges reduced by any dollar for dollar reduction, and

     (b) is the Contract Value, adjusted by any Market Value Adjustment, reduced by any dollar for dollar reduction.

     The death benefit may be paid in a lump sum. This sum may be deferred for up to five years from the date of death. Instead of a lump sum payment, the Beneficiary may elect to have the death benefit distributed as stated in Annuity Option 1 for a period not to exceed the Beneficiary's life expectancy; Annuity Option 2, or Annuity Option 3 based upon the life expectancy of the Beneficiary as prescribed by federal regulations. The Beneficiary must make this choice within 60 days of the time we receive due proof of death, and distribution must commence within one year of the date of death.

     If the Beneficiary is not a natural person, the Beneficiary must elect that the entire death benefit be distributed within five years of your death. Distribution of the death benefit must start within one year after your death. It may start later if prescribed by federal regulations.

N.   Earnings Based Death Benefit Rider.

     The Earnings Based Death Benefit ("EBDB") is an optional Contract rider. Currently, the EBDB rider is offered only to Contracts issued on or after the date of this Supplement. We reserve the right to offer the EBDB rider to Contracts issued before that date, and we may discontinue the offering of the EBDB rider at any time. If you elect the EBDB rider, you must also elect the Guaranteed Minimum Death Benefit Rider (See "Guaranteed Minimum Death Benefit Rider" above). The current charge for the EBDB rider is 0.20% of the Contract Value when issued at ages 0-80, and 0.85% when issued at age 81 or higher. The EBDB rider may not be available in all states.

     Currently, you may elect the EBDB rider only on the initial Contract application. You cannot elect the EBDB rider after the date we issue the Contract. Although you may elect the EBDB rider prior to October 1, 2001 it will not be effective until that date. If you elect the EBDB rider, we will not impose the 0.20% charge prior to October 1, 2001 nor will you receive any benefits under the EBDB rider prior to that date. If you elect the EBDB rider between May 1, 2001 and October 1, 2001, you may terminate coverage anytime prior to October 1, 2001. On or after October 1, 2001, EBDB coverage may not be terminated. On October 1, 2001, if you elected the EBDB rider, we will impose the 0.20% or 0.85% charge, as applicable, and we will calculate the subsequent EBDB benefit from that date.

     The EBDB rider may be elected if the Owner is 90 years old or younger at the time the Contract is issued based on the age of the oldest Owner.

     If elected, the death benefit would be as follows:

          . the Guaranteed Minimum Death Benefit (See "Guaranteed Minimum Death Benefit Rider" above); plus

          .    the EBDB factor times the lesser of:

                    a.   remaining principal, and

                    b.   Contract Value minus remaining principal.

     The EBDB factor is .40 if death occurs in the first nine Contract Years, .50 if death occurs in Contract Years ten through fifteen and .70 if death occurs in Contract Year sixteen or later.

     Remaining principal equals total Purchase Payments less the total principal withdrawn. The amount of total principal withdrawn is calculated by totaling the amount of principal withdrawn with each withdrawal. For any withdrawal, the amount of principal withdrawn is the amount by which the withdrawal exceeds the earnings in the Contract at the time of the withdrawal. Earnings, at any given time, is the amount by which the Contract Value exceeds the excess of total Purchase Payments over total withdrawals. Purchase Payments which we receive less than one year prior to death (other than the initial Purchase Payment) are not used in calculating the amount of remaining principal.

     The EBDB is calculated prior to the application of the Guaranteed Minimum Death Benefit.

O.        Guaranteed Retirement Income Benefit Rider.

     The Guaranteed Retirement Income Benefit ("GRIB") is an optional Contract rider. The GRIB rider provides a guaranteed amount of annuity payments for the lifetime of the Annuitant or for a period certain upon annuitization as described below. Currently, the GRIB rider is offered only to Contracts issued on or after the date of this Supplement. We reserve the right to offer the GRIB rider to Contracts issued before that date, and we may discontinue the offering of the GRIB rider at any time. If you elect the GRIB rider, you must also elect the Guaranteed Minimum Death Benefit Rider (See "Guaranteed Minimum Death Benefit Rider" above). The current charge for the GRIB rider is 0.40% and 0.30% of the Contract Value, respectively, for the seven and ten year waiting periods. The GRIB rider may not be available in all states.

     You must elect the GRIB rider on the initial Contract application. You cannot elect the GRIB rider after the date we issue the Contract. Although you may elect the GRIB rider prior to October 1, 2001 it will not be effective until that date. If you elect the GRIB rider, we will not impose applicable charges for the GRIB rider prior to October 1, 2001 nor will you receive any benefit under the GRIB rider prior to that date. If you elect the GRIB rider between May 1, 2001 and October 1, 2001, you may terminate coverage anytime prior to October 1, 2001. On or after October 1, 2001, you may cancel the GRIB rider anytime after the Contract anniversary following the end of the applicable waiting period (seven or ten years). On October 1, 2001, if you elected the GRIB rider, we will impose applicable charges (depending on your election of either the seven-year waiting period or ten-year waiting period) and we will calculate the subsequent GRIB benefit from that date.

     Within 30 days after the second Contract anniversary or any Contract anniversary thereafter, you are permitted to modify your GRIB benefit by electing an alternative new GRIB waiting period. The new GRIB option will have the terms, conditions and charges that are then currently being offered. The request to modify your GRIB benefit must be received by us within 30 days of your second Contract anniversary or any Contract anniversary thereafter. The new GRIB benefit will be calculated from the current Contract anniversary and will be based upon the Contract Value as of the date we receive your request.

     The GRIB rider may be exercised only within 30 days after the Contract anniversary after the end of the waiting period you have elected (seven or ten years) or after any subsequent Contract anniversary date. The waiting period may not extend beyond the Annuity Date.

     Annuity payments are based on the greater of:

     (1) the income provided by applying the GRIB base to the guaranteed annuity factors, or

     (2) the income provided by applying the Contract Value to the current annuity factors.

     The GRIB base is the greater of (1), (2) or (3) listed below, minus Debt:

     (1) the Contract Value or, if greater, the amount that would have been payable in the event of a full surrender on the date of death;

     (2) the total amount of Purchase Payments minus an adjustment for withdrawals accumulated at 5.00% per year to the earlier of the original Annuitant's 85th birthday or the GRIB exercise date, increased by Purchase Payments made from the 85th birthday to the GRIB exercise date and decreased by any adjustments for withdrawals from the 85th birthday to the GRIB exercise date; or

     (3) the greatest anniversary value immediately preceding the earlier of the original Annuitant's 86th birthday or the GRIB exercise date, increased by Purchase Payments made since the date of the greatest anniversary value and decreased by any adjustments for withdrawals since that date. The anniversary value equals the Contract Value on each Contract anniversary during the Accumulation Period.

     For joint annuitants, the age of the older of the original two Annuitants will be used for purposes of 2 and 3 above.

     An adjustment for a withdrawal is the sum of any amount available as a dollar for dollar reduction, and a proportionate reduction. The maximum dollar for dollar reduction is 5% of the Dollar for Dollar Base, less any prior dollar for dollar withdrawals in the Contract year. The Dollar for Dollar Base is total premiums less withdrawals assessed a withdrawal charge and less any withdrawal charges. A proportionate reduction is applicable when the withdrawal and any withdrawal charges exceed the maximum dollar for dollar reduction. The proportionate reduction is the amount in (2) and/or (3) above, reduced by any dollar for dollar reduction, multiplied by (a) divided by (b), where:

     (a) is the withdrawal plus any withdrawal charges reduced by any dollar for dollar reduction, and

     (b) is the Contract Value, adjusted by any Market Value Adjustment, reduced by any dollar for dollar reduction.

     The guaranteed annuity factors are based on the "Annuity 2000 Table" developed by the Society of Actuaries with interest at 2.5%. However, for GRIB elections, interest at 3.00% is assumed for all years. Contracts issued in the state of Montana or in connection with certain employer sponsored employee benefit plans are required to use unisex annuity factors. In such cases, the guaranteed annuity factors will be based on unisex rates.

     Since GRIB is based on conservative actuarial factors, the income guaranteed may often be less than the income provided under the regular provisions of the Contract. If the regular annuitization provisions would provide a greater benefit than GRIB, the greater amount will be paid.

     GRIB is paid for the life of a single Annuitant or the lifetimes of two Annuitants. If paid for the life of a single Annuitant, GRIB is paid in the amount determined above. If paid for the lifetimes of two Annuitants, GRIB is paid in the amount determined above, using the joint ages of the Annuitants.

     If you elect a GRIB payable for the life of a single Annuitant, we will guarantee payment for a period certain of 5, 10, 15, or 20 years. If you elect a GRIB payable for the lifetimes of two Annuitants, the period certain is 25 years. The full GRIB is payable as long as at least one of the two Annuitants is alive, but for no less than 25 years.

     When the Annuitant dies, (or in the case of joint annuitants, when both have died) we will automatically continue any unpaid installments for the remainder of the elected period certain. However, if the Beneficiary so

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

     elects, We will pay a commuted value of the remaining payments. In determining the commuted value, the present value of the remaining payments in the period certain will be calculated based on the applicable interest rate plus an interest rate adjustment factor. The interest rate adjustment factor is equal to the following:

                  Number of years remaining                 Interest rate
                  In the period certain                       adjustment
                  ---------------------                       ----------
                  15 or more years.........................       1.00%
                  10-14 years..............................       1.50%
                  Less than 10 years.......................       2.00%

          The amount of each payment for purposes of determining the present value of any variable installments will be determined by applying the Annuity Unit Value next determined following Our receipt of due proof of death.

          GRIB payments are also available on a quarterly, semi-annual or annual basis. We may make other annuity options available.

          If you exercise the GRIB option, you may elect partial lump sum payments during the Annuity Period, subject to the following requirements:

          . Lump sum payments are available only during the period certain applicable under the payout option you elected; for example, lump sum payments can be elected only during the 5, 10, 15, 20 or 25 year certain period that applies to the payout.

          . Lump sum payments are available once in each Contract year and may not be elected until one year after you elect to exercise GRIB.

          . You may elect to receive a partial lump sum payment of the present value of the remaining payments in the period certain subject to the restrictions described below. If a partial lump sum payment is elected, the remaining payments in the period certain will be reduced based on the ratio of the amount of the partial withdrawal to the amount of the present value of the remaining installments in the period certain prior to the withdrawal. If the Annuitant is still living after the period certain is over, the Payee will begin receiving the original annuitization payment amount again.

          . Each time that a partial lump sum payment is made, we will determine the percentage that the payment represents of the present value of the remaining installments in the period certain. For Non-Qualified Contracts, the sum of these percentages over the life of the Contract cannot exceed 75%. For Qualified Contracts, partial lump sum payments of up to 100% of the present value of the remaining installments in the period certain may be made.

          . In determining the amount of the lump sum payment that is available, the present value of the remaining installments in the period certain will be calculated based on an interest rate equal to the GRIB annuity factor interest rate of 3% plus an interest rate adjustment. The interest rate adjustment factor is part of the formula we use to determine the present value of the remaining annuity payments under a period certain variable annuity option if you elect to commute such payments under the optional GRIB. The interest rate adjustment is equal to the following:

                  Number of years remaining                 Interest rate
                  In the period certain                       adjustment
                  ---------------------                       ----------
                  15 or more years.........................        1.00%
                  10-14 years..............................        1.50%
                  Less than 10 years.......................        2.00%

          The amount of each payment for purposes of determining the present value of any variable installments will be determined by applying the Annuity Unit Value next determined following our receipt of your request for commutation.


The section entitled "M. Loans." appearing on page 27 of the Prospectus is redesignated as "P. Loans."

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

The first paragraph under the section entitled "CONTRACT CHARGES AND EXPENSES," appearing on page 28 of the Prospectus is hereby modified to read as follows:

     We deduct the following charges and expenses:

          .    mortality and expense risk charge,

          .    administration expenses,

          .    guaranteed minimum death benefit charge (optional),

          .    earnings based death benefit charge (optional),

          .    guaranteed retirement income benefit charge (optional),

          .    records maintenance charge,

          .    Withdrawal Charge,

          .    investment management fees and other expenses,

          .    applicable premium taxes, and

          .    MIAA expense charge (optional) (See "Asset Allocation Service")


     Subject to certain expense limitations, you indirectly bear investment management fees and other Fund expenses.


The following new sections are hereby added immediately following the section entitled "2. Administration Expenses." appearing on page 28 of the Prospectus:


     3.   Guaranteed Minimum Death Benefit Rider Charge.

          The annual charge for the Guaranteed Minimum Death Benefit rider is 0.15% of the Contract Value. For Purchase Payments allocated to the Fixed Account or any Guarantee Periods, the applicable credited rates will be reduced to reflect the relevant charge.

     4.   Earnings Based Death Benefit Rider Charge.

          The annual charge for the Earnings Based Death Benefit rider is 0.20% of the Contract Value for issue ages 0-80 and 0.85% of the Contract Value for issue ages 81 and higher. For Purchase Payments allocated to the Fixed Account or any Guarantee Periods, the applicable credited rates will be reduced to reflect the relevant charge.

     5.   Guaranteed Retirement Income Benefit Rider Charge.

          The annual charge for the Guaranteed Retirement Income Benefit rider is 0.40% of the Contract Value if you elect a seven year waiting period and 0.30% if you elect a ten year waiting period. For Purchase Payments allocated to the Guarantee Periods, the applicable credited rates will be reduced to reflect the relevant charge.

The following new section is hereby added between the sections entitled "E. State Premium Taxes." and "F. Reduction or Elimination of Certain Charges." appearing on page 30 of the Prospectus:


     F.   MIAA Expense Charge.

          "The annual charge for the MIAA program is 0.50% of the Contract Value allocated under the MIAA program. The MIAA Expense is paid by quarterly withdrawals from your Contract Value. The quarterly MIAA Expense with respect to the amount in each Subaccount covered by the MIAA program equals the average daily number of units in that Subaccount covered by the MIAA program, multiplied by the ending unit value for that

     Subaccount plus amounts in the General Account covered by the MIAA program, and multiplied by 0.125%. You will also be charged an MIAA Initial Set Up Fee of $30."

The section entitled "F. Reduction or Elimination of Certain Charges." appearing on page 30 of the Prospectus is redesignated as "G. Reduction or Elimination of Certain Charges."


The following new paragraphs are hereby added immediately following the second paragraph of the section entitled "2. Taxation of Partial and Full Withdrawals from Nonqualified Contracts" appearing on page 35 of the Prospectus:


          "The Contract's optional death benefits, if elected, may exceed Purchase Payments or Contract Value. As described in the Prospectus, we impose certain charges with respect to these death benefits. It is possible that those charges (or some portion) could be treated as a partial withdrawal.

          If the Contract includes the Guaranteed Retirement Income Benefit rider (the "GRIB rider"), and the Guaranteed Retirement Income Benefit Base is greater than the Contract Value, it is possible that the income on the contract could be a greater amount than would otherwise be the case. This could result in a larger amount being included in your income in connection with a partial withdrawal, assignment, pledge or other transfer.

          There is also some uncertainty regarding the treatment of the market value adjustment for purposes of determining the income on the contract. This uncertainty could result in the income on the contract being a greater (or lesser) amount."

The following new paragraph is hereby added immediately following the second paragraph of the section entitled "3. Taxation of Annuity Payments" appearing on pages 35 and 36 of the Prospectus:

          "With respect to a Contract issued with the GRIB rider, the Annuitant may elect to receive a lump sum payment after the Annuity Date. In the case of a Non-Qualified Contract, the Company will treat a portion of such lump sum payment as includible in income, and will determine the taxable portion of subsequent annuity payments by applying an exclusion ratio to the periodic payments. However, the federal income tax treatment of such a lump sum payment, and of the periodic payments made thereafter, is uncertain. It is possible that the IRS could take a position that greater amounts are includible in income than the Company currently believes is the case. Prior to electing a lump sum payment after the Annuity Date, you should consult a tax adviser about the tax implications of making such an election."

The following new paragraph is hereby added to the end of the section entitled "Individual Retirement Annuities." appearing on pages 37 and 38 of the
Prospectus:

          "IRAs generally may not provide life insurance coverage, but they may provide a death benefit that equals the greater of the premiums paid or the account value. The Contract's optional death benefits (the GMDB and the EBDB) may in some circumstances exceed the greater of the purchase payments and the account value. It is possible that the optional death benefits could be viewed as providing life insurance with the result that a Contract with an optional death benefit would not qualify as an IRA."

The section entitled "Simplified Employee Pensions (SEP-IRAs) appearing on page 38 of the Prospectus is hereby modified to read as follows:

          "Simplified Employee Pensions (SEP-IRAs). The Code allows employers to establish simplified employee pension plans, using the employees' IRAs. Under these plans the employer may make limited deductible contributions on behalf of the employees to IRAs. Employers and employees intending to use the Contracts in connection with these plans should consult a tax adviser. As discussed above (see "Individual Retirement Annuitites"), there is some uncertainty regarding the characterization of the Contract's optional death benefits for purposes of the rules governing IRAs, and thus as to whether a Contract with the GMDB or EBDB will qualify as a SEP IRA."

The section entitled "SIMPLE IRAs." appearing on page 38 of the Prospectus is hereby modified to read as follows:

          "SIMPLE IRAs. The Code permits certain small employers to establish "SIMPLE retirement accounts," including SIMPLE IRAs, for their employees. Under SIMPLE IRAs, certain deductible contributions are made by both employees and employers. SIMPLE IRAs are subject to various requirements, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence. As discussed above (see "Individual Retirement Annuities"), there is some uncertainty regarding the characterization of the Contract's optional death benefits for purposes of the rules governing IRAs, and thus as to whether a Contract with the GMDB or the EBDB will qualify as a SIMPLE IRA."

The following new paragraph is hereby added to the end of the section entitled "Roth IRAs." appearing on page 38 of the Prospectus:

          "As discussed above (see "Individual Retirement Annuities"), there is some uncertainty regarding the characterization of the Contract's optional death benefits for purposes of the rules governing IRAs, and thus as to whether a Contract with the GMDB or the EBDB will qualify as a Roth IRA."

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